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EXHIBIT 99B.7
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STATEMENTS OF INCOME                        U S WEST COMMUNICATIONS, Inc.
(UNAUDITED)
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                                                  Quarter Ended
                                                  September 30,      %
Dollars in millions                              1994      1993    Change
- - -------------------------------------------------------------------------
OPERATING REVENUES
  Local service                                 $1,034      $942     9.8
  Access charges - interstate                      573       528     8.5
  Access charges - intrastate                      188       173     8.7
  Long distance network service                    323       371   (12.9)
  Other services                                   149       134    11.2
                                             ----------------------------
   Total operating revenues                      2,267     2,148     5.5
                                             ----------------------------
OPERATING EXPENSES
  Employee-related costs                           752       732     2.7
  Other operating expenses                         400       391     2.3
  Taxes other than income taxes                     99        98     1.0
  Restructuring charge                              -        880      -
  Depreciation and amortization                    471       454     3.7
                                             ----------------------------
   Total operating expenses                      1,722     2,555   (32.6)
                                             ----------------------------
     Income (loss) from operations                 545      (407)     -

  Interest expense                                  82        87    (5.7)
  Other income (expense) - net                      (6)        2      -
                                             ----------------------------
   Income (loss) before income taxes
    and extraordinary items                        457      (492)     -

  Provision (benefit) for income taxes             172      (143)     -
                                             ----------------------------
   Income (loss) before extraordinary items        285      (349)     -

  Extraordinary items:
   Discontinuance of SFAS No. 71, net of tax         -    (3,041)     -
   Early extinguishment of debt, net of tax          -       (27)     -
                                             ----------------------------
NET INCOME (LOSS)                                 $285   ($3,417)     -
                                             ============================

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Note: Certain reclassifications within the financial
statements have been made to conform to the current year presentation.